Form 8-K Required Collateral information

                         Series 2004-1G Medallion Trust


          Series 2004-1G Medallion Trust Data as at opening of business on the preceding determination date of August 1, 2004



Outstanding Mortgage Balance (AUD)
----------------------------------
                                                  Amount                     WAC
                                                  ------                     ---
     - Variable Rate Housing Loans        $1,915,404,506                   6.75%
     - Fixed 1 Year                         $558,262,518                   6.27%
     - Fixed 2 Year                         $347,245,900                   6.34%
     - Fixed 3 Year                          $77,501,095                   6.82%
     - Fixed 4 Year                          $86,129,471                   6.40%
     - Fixed 5 Year                           $3,747,341                   7.05%
     - Fixed 7 Year                              $94,516                   7.59%

     Total Pool                           $2,988,385,348                   6.61%



                             No of                     AUD amount
Delinquency Information      Loans    %of Pool          of Loans       % of Pool
-----------------------      -----    --------          --------       ---------
     31-60 days               36       0.16%         $5,124,755.28        0.17%
     61-90 days                9       0.04%         $1,978,227.46        0.07%
     90+ days                 10       0.04%         $1,758,366.75        0.06%

Mortgagee In Possession        0       0.00%                 $0.00        0.00%